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                                                                 EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MGC Communications, Inc.



     We consent to the use of our report dated August 18, 1997 related to the financial statements of MGC Communications, Inc. as of December 31, 1996 and 1995 and for the year and period ended December 31, 1996, as applicable, included herein and to the reference to our firm under the headings "Experts", "Summary Financial Data" and "Selected Historical Financial Data" in the prospectus.



                                             KPMG Peat Marwick LLP


Las Vegas, Nevada
January 16, 1998